                                                                 EXHIBIT (h)(25)

                          FUND PARTICIPATION AGREEMENT


      THIS AGREEMENT, made and entered into this 14th day of August, 2006 (the "Agreement"), by and among New York Life Insurance and Annuity Corporation, organized under the laws of the State of Delaware (the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each such separate account being hereinafter referred to as a "Separate Account" and, collectively, as the "Separate Accounts"); Delaware VIP Trust, an open-end management investment company organized as a statutory trust under the laws of the State of Delaware (the "Trust"); Delaware Management Company, a series of Delaware Management Business Trust, a statutory trust organized under the laws of the State of Delaware and investment adviser to the Trust (the "Adviser"); and Delaware Distributors, L.P., a limited partnership organized under the laws of the State of Delaware and principal underwriter/distributor of the Trust (the "Distributor") (individually a "Party," collectively, "Parties").


      WHEREAS, the Trust engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies that have entered into participation agreements with the Trust substantially similar to this Agreement ("Participating Insurance Companies"); and

      WHEREAS, beneficial interests in the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a "Fund" and collectively, the "Funds"); and

      WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission ("SEC"), dated November 2, 1987 (File No. 812-6777), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended ("1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) hereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans") ("Mixed and Shares Funding Exemptive Order"); and

      WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and shares of the Fund(s) are registered under the Securities Act of 1933, as amended ("1933 Act"); and

      WHEREAS, the Adviser is a series of a statutory trust which is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

      WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act") and is a member in good standing of the

National Association of Securities Dealers, Inc. ("NASD") and serves as principal underwriter of the shares of the Funds; and

      WHEREAS, the Company, as depositor, has established the Separate Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company set forth on Schedule A ("Contracts"); and

      WHEREAS, the Company has registered interests under the Contracts that are supported wholly or partially by the Separate Accounts under the 1933 Act; and

      WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Delaware to set aside and invest assets attributable to the Contracts; and

      WHEREAS, the Company has registered each Separate Account as a unit investment trust under the 1940 Act and has registered (or will register prior to sale) the securities deemed to be issued by each Separate Account under the 1933 Act to the extent required; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Fund(s) listed in Schedule B hereto (the "Designated Fund(s)"), on behalf of the Separate Accounts to fund the Contracts, and the Trust is authorized to sell such shares to unit investment trusts, such as the Separate Accounts, at net asset value; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Separate Accounts also intend to purchase shares in other open-end investment companies or series thereof not affiliated with the Trust ("Unaffiliated Funds") to fund the Contracts.

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Adviser and the Distributor agree as follows:

                        ARTICLE I. - SALE OF FUND SHARES

1.1 The Distributor agrees to sell to the Company those shares of the Designated Funds that the Company orders on behalf of each Separate Account, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt and acceptance by the Trust or its designee of the orders for the shares of the Designated Funds. For purposes of this Section 1.1, the Company will be designee of the Trust solely for the purpose of receiving such orders from each Separate Account and receipt by such designee by the earlier of 4:00 p.m. (Eastern time) or the close of regular trading on the New York Stock Exchange (or such other time that the Trust determines the NAV as set forth in the prospectuses for the funds) constitutes receipt by the Trust on that day, provided that the Company provides the Trust with a purchase order by 7:30 a.m. Eastern Time on the next following Business Day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value of each Fund pursuant to the rules of the SEC, as set forth in each Fund's prospectus. If a purchase order is received by the Trust after 7:30 a.m. Eastern Time on a

      Business Day, such redemption request will be considered to be received on the next following Business Day and payment by the Company for such purchase order pursuant to Section 1.2 of this Agreement will be made by the Company on the next following Business Day. The Trust may net the redemption requests it receives from the Company under Section 1.3 of this Agreement against purchase orders it receives from the Company under this
      Section 1.1. The Trust and the Company will be responsible for assuring their compliance with the Purchase and Redemption Order Procedures set forth in Schedule D.

1.2 The Company will transmit payment for shares of any Designated Fund purchased by 3:00 p.m. Eastern Time on the same Business Day an order to purchase such shares is provided to the Trust, in accordance with Section
      1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Trust of the purchase payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

1.3 The Trust agrees to redeem, upon the Company's request, any full or fractional shares of a Designated Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee. For purposes of this
      Section 1.3, the Company will be the designee of the Trust solely for the purpose of receiving request for redemption from each Separate Account and receipt by such designee will constitute receipt by the Trust, provided that the Company provides the Trust with a redemption request by 7:30 a.m. Eastern Time on the next following Business Day. Payment for shares of any Designated Fund redeemed will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, by 3:00 p.m. Eastern Time on the Business Day the Trust receives notice of the redemption request for such shares from the Company. The Trust reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The Trust will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds to individual Contract holders, the Company alone will be responsible for such action. If a redemption request is received by the Trust after 7:30 a.m. Eastern Time on a Business Day, such redemption request will be considered to be received on the next following Business Day and payment for redeemed shares will be made by the Trust on the next following Business Day. The Trust may net purchase orders it receives from the Company under Section 1.1 of this Agreement against the redemption requests it receives from the Company under this Section 1.3. The Trust and the Company will be responsible for assuring their compliance with the Purchase and Redemption Order Procedures set forth in Schedule D.

1.4 The Trust agrees to make shares of the Designated Funds available indefinitely for purchase at the applicable net asset value per share by the Company on behalf of the Separate Accounts on those days on which the Trust calculates the net asset value of each Designated Fund pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Trust (the "Trustees") may refuse to sell shares of any Designated Fund to any person, or suspend or terminate the offering of shares of any Designated Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Fund.

1.5 The Trust and the Distributor agree that shares of the Designated Funds on Schedule B will be sold only to Participating Insurance Companies and their separate accounts, Qualified Plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code), and regulations promulgated thereunder, that represent and warrant to the Trust and Distributor that they qualify to purchase shares of the Fund under Section 817(h) of the Code, the sale of which will not impair the tax treatment currently afforded the Contracts. No shares of any Designated Fund on Schedule B will be sold directly to the general public.

1.6 The Trust will not sell shares of any Designated Fund to any insurance company or separate account unless an agreement containing provisions substantially similar to those in Sections 2.1, 2.2 and 2.4 of Article II,
      Section 3.4 of Article III, Sections 4.4 and 4.5 of Article IV, Section
      6.1 of Article VI and Article VII of this Agreement are in effect to govern such sales.

1.7 The Company agrees to purchase and redeem the shares of the Designated Funds offered by the then current prospectus of the relevant Designated Fund in accordance with the provisions of such prospectus including specifically, and without in any way limiting other provisions of the prospectus, that the Company will only send to the Trust to receive a given Business Day's net asset value those orders it received from Contract holders prior to the time the applicable Series determines its net asset value.

1.8 Issuance and transfer of the shares of the Designated Funds will be by book entry only. Share certificates will not be issued to the Company or to any Separate Account. Purchase and redemption orders for shares of the Designated Funds will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Company the CUSIP number assigned to each Fund.

1.9 The Trust will furnish notice (by wire, telephone or facsimile) to the Company as soon as reasonably practicable of the declaration of any income, dividends or capital gain distributions payable on each Designated Fund's shares, and will use its best efforts to furnish such notice by 6:00 p.m. on the payable date. The Company, on its behalf and on behalf of each Separate Account, hereby elects to receive all such income, dividends and distributions as are payable on a Designated Fund's shares in the form of additional shares of that Designated Fund at the ex-dividend date net asset values. The Company reserves the right to revoke this election upon prior reasonable written notice to the Trust and to receive all such dividends and distributions in cash. The Trust will notify the Company promptly of the number of shares so issued as payment of such dividends and distributions.

1.10 The Trust will make the net asset value per share for each Designated Fund available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:30 p.m., Eastern Time, each Business Day. In the event that the Trust is unable to meet the 6:30 p.m. time stated herein, the Trust shall work with the Company to provide such additional time for the Company to place orders for the purchase and redemption of shares as is customary in the investment company industry. If the Trust provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Company and the Trust shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share.

      In the event of an error in the calculation or reporting of net asset value per share, dividend or capital gain (each, a "pricing error"), to the Trust shall notify the Company upon discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article 11 of this Agreement. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the designated Fund's NAV at the time of the error, then the Trust shall take all steps necessary to obtain reimbursement for any loss from any Party responsible for the pricing error ("Responsible Party"), after taking into consideration any positive effect of such error; however, no adjustments to Contract owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Fund's NAV at the time of the error, then the Trust shall take all steps necessary to obtain reimbursement for any loss from any Responsible Party (without taking into consideration any positive effect of such error) and shall reimburse the Company for documented and agreed upon administrative and/or systems costs of adjustments made to correct Contract owner accounts. For any money market fund, the correction of pricing errors shall be determined in a manner consistent with Rule 2a-7 under the 1940 Act. With respect to (c) above, if an adjustment to Contract owner accounts is necessary to correct a pricing error which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the appropriate designated Fund(s) attributable to the accounts of the Contract owners will be adjusted and the amount of any underpayments shall be credited by the Trust to the Company for crediting of such amounts to the applicable Contract owner accounts. Upon notification by the Trust of any overpayment due to a pricing error, the Company shall promptly remit to the Trust any overpayment that has not been paid to Contract owners; however, the Trust acknowledges that the Company does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts, nor shall the Trust be liable for material errors in calculating or reporting net asset values where such errors are the result of information supplied by the Company or persons under its control. The standards set forth in this Section 1.10 are based on the Parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superceded by SEC of judicial interpretation, the Parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

      With respect to the pricing errors described above, this Section shall control over other indemnification provisions in this Agreement.

                  ARTICLE II. - REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that the securities deemed to be issued by the Separate Accounts under the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws, rules and regulations (collectively, "laws"). The Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Separate Account as a segregated asset account under the laws of the State of Delaware; (iii) each Separate Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is excluded from registration thereunder, and will comply in all material respects with the provisions of the 1940 Act, to the extent applicable; and (iv) it will maintain the registration contemplated by the preceding clause (iii) for so long as any Contracts are outstanding. The Company will amend each registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Separate Accounts from time to time as required under applicable law in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states as applicable.

2.2 Subject to the Trust's representations in Article III, the Company represents and warrants that the Contracts are currently and at all times will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it will maintain such treatment and that it will notify the Trust, the Adviser and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and regulations thereunder. The Company will cause such definitional requirements to be met at all times and it will notify the Trust, the Adviser and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company agrees that any prospectus offering a Contract that is a "modified endowment contract" as that term is defined in Section 7702A of the Code (or any successor or replacement provision) will identify such Contract as a modified endowment contract.

2.3 The Company represents and warrants that it will not purchase shares of the Designated Fund(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4. The Company represents and warrants that it will maintain policies and procedures reasonably designed to identify and prevent its Contract holders from engaging in market timing transactions to the detriment of long-term investors in the Series, including providing to the Trust such customer account information as will enable the Trust to determine if one or more of its Contract holders is market timing a Series.

2.5 The Trust represents and warrants that shares for the Designated Funds(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Trust is and will remain registered as an open-end, management investment company under the 1940 Act for as long as such shares of the Designated Fund(s) are sold. The Trust will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required under applicable law in order to effect the continuous offering of its shares.

2.6 The Trust and the Adviser each represents and warrants that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Designated Funds. The Trust and the Distributor each represents and warrants that it will use its best efforts to ensure that the Designated Funds' shares will be sold in compliance with the insurance laws of the State of New York and Delaware and all applicable state insurance and securities laws. The Company and the Trust will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Funds (a "Law Change") and to keep each other informed of any Law Change that becomes known to such party. In the event of a Law Change, the Trust agrees that, except in those circumstances where the Trust has advised the Company that implementation of a Law Change is not in the best interests of all of the Trust's shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken. The Trust makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Trust of any restrictions imposed by state insurance laws that may become applicable to the Trust as a result of the Separate Accounts' investments therein. The Trust and the Adviser agree that they will furnish the information reasonably required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states. The Company reserves the right to immediately terminate this Agreement if the Trust is in material noncompliance with any applicable state insurance laws or regulations.

2.7 The Trust has disclosed or made available, in writing, all information relating to the Trust operations requested by the Company and such information is true and accurate in all material respects as of the effective date of this Agreement. The Trust will notify the

      Company of any fundamental changes in its investment policies, any sub advisers, or advisory fees at such time and in such manner as is permissible under applicable law.

2.8 The Trust reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act and to impose asset-based or other sales charges to finance distribution expenses as permitted by applicable laws. The Trust represents and warrants that, to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trust undertakes to have the Trustees, a majority of whom are not "interested" persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses. The Trust shall notify the Company immediately upon determining to finance distribution expenses pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act.

2.9 The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.10 The Trust represents and warrants that all of is trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Trust are and will continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.11 The Company represents and warrants that all of its directors, officers, and employees, dealing with the money and/or securities of the Separate Accounts are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for dishonest or fraudulent acts of the employees and is issued by a reputable bonding company. The Company agrees to pay to the Trust any amounts lost by the Trust from dishonest or fraudulent acts of the Company's employees or other events covered under the aforesaid bond to the extent such amounts derive from activities described in this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust in the event that such coverage no longer applies.

2.12 The Adviser represents and warrants that: (i) it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and (ii) it will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.13 The Distributor represents and warrants that it: (i) is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws; (ii) is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); (iii) serves as principal underwriter/distributor of the Trust; and (iv) will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.14  Each Party represents and warrants that:

            A. It shall comply with anti-money laundering laws and applicable regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder.

            B. It shall comply with privacy and notice provisions of 15 U.S.C. Sections 6801-6827 and any regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248) applicable to it as they may be amended from time to time.

            C. It has full power and authority to enter into and perform its obligations under this Agreement; it has duly taken all necessary steps to authorize the person signing this Agreement on its behalf to do so and to authorize the performance of its obligations under this Agreement and assuming the accuracy of and compliance with this representation and warranty by all other Parties, this Agreement will be valid, binding on, and enforceable against such Party in accordance with its terms, subject only to such limitations as apply generally to the rights of creditors, such as, but not limited to, bankruptcy law, laws governing the insolvency of insurance companies and other entities, and principles of equity.

            D. It shall comply with Rule 38a-1 under the 1940 Act.

                         ARTICLE III. - FUND COMPLIANCE

3.1 Subject to the Company's representations and warranties in Sections 2.1 and 2.2 hereof, the Trust, the Distributor and the Adviser each represents and warrants that the Trust will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder. Specifically for further clarification of the foregoing, the Trust and Adviser each represents and warrants that the Trust and each Designated Fund thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and with Section 817(d) of the Code, relating to the definition of a "variable contract" and any amendments or other modifications or successor provisions to such Sections or Regulations or any other applicable Code requirements. In the event of a breach of this
      Article III by the Trust, the Trust, Distributor, and Adviser will take all steps necessary to: (a) notify the Company of such breach, and (b) adequately diversify the Trust or Designated Fund so as to achieve compliance within the 30-day grace period afforded by Regulation 1.817-5.

3.2 The Trust and the Distributor each represents and warrants that shares of the Designated Funds will be sold only to Participating Insurance Companies, their separate accounts,

      Qualified Plans, and any other persons eligible to purchase the Designated Fund; provided, that the purchase of shares by such persons would not preclude the Company from "looking through" to the investments of each Designated Fund in which it invests, pursuant to the "look through" rules set forth in Treasury Regulation 1.817-5. No shares of any Designated Fund will be sold to the general public.

3.3 The Trust represents and warrants that each Designated Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that the Trust will maintain such qualification (under Subchapter M or any successor or similar provision) and that the Trust will notify the Company immediately upon having a reasonable basis for believing that any Designated Fund has ceased to so qualify of that it might not so qualify or that it might not so qualify in the future.

3.4 Without in any way limiting the effect of Sections 8.2 and 8.3 hereof, and without in any way limiting or restricting any other remedies available to the Company, the Distributor and/or Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Trust or any Designated Fund to comply with
      Section 3.1, 3.2 or 3.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares or another investment company for those of the failed Designated Fund (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, reasonable fees and expenses of legal counsel and other advisers to the Company and any federal income taxes or tax penalties and interest thereon (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company with respect to itself or its Contract owners in connection with any such failure or anticipated or reasonably foreseeable failure.

3.5 The Trust agrees to provide the Company with a certificate or statement indicating compliance by each Fund of the Trust with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

              ARTICLE IV. - PROSPECTUS AND PROXY STATEMENTS; VOTING

4.1 The Trust or the Distributor will provide the Company with as many copies of the current Trust prospectus and any supplements thereto for the Designated Funds as the Company may reasonably request for distribution to Contract owners at the time of Contract fulfillment and confirmation. To the extent that the Designated Funds are one or more of several funds or series of the Trust, the Trust is obligated to provide the Company only with disclosure related to the Designated Funds. The Trust will provide the copies of said prospectus to the Company or to its mailing agent. If requested by the Company, in lieu thereof, the Trust or the Distributor will provide such documentation, including a final copy of a current prospectus set in type or "camera ready" or electronic copy of the documents in a format suitable for posting on the company's website, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Trust prospectus is amended more frequently) to have the new prospectus for the Contracts and the Trust's new prospectus printed together. The Trust or the Distributor will, upon request, provide the Company with a copy of the Trust's prospectus through electronic means to facilitate the Company's efforts to provide Trust prospectuses via electronic delivery. Expenses associated with providing such documentation shall be allocated in accordance with
      Article VI of this Agreement. For purposes of the Company's yearly May 1 product and fund prospectus updates, the Trust or the Distributor, as the case may be, will use its best efforts to provide the annual revised prospectus for the Designated Funds on or before April 20th of each year.

4.2 The Trust's prospectus will state that a Statement of Additional Information ("SAI") for the Trust is available, and will disclose how investors may obtain the SAI.

4.3 The Trust will provide the Company with as much notice as is reasonably practicable of any proxy solicitation, and of any material change in the Trust's registration statement, particularly any change that could result in a change to the registration statement or prospectus for any Separate Account or a Contract. The Trust will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.

4.4 The Trust, the Distributor or the Adviser will provide the Company or its mailing agent with copies of its proxy material, if any, with respect to the Designated Funds, reports to shareholders/Contract owners and other communications to shareholders/Contract owners in such quantity as the Company will reasonably require with expenses to be borne in accordance with Article V of this Agreement. The Company will distribute this proxy material, reports and other communications to existing Contract owners. If requested by the Company, the Trust, the Distributor or the Adviser shall provide an electronic copy of such documentation in a format suitable to posting on a website maintained by or on behalf of the Company.

4.5   If and to the extent required by law, the Company will:

      (a)   solicit voting instructions from Contract owners;

      (b) vote the shares of Designated Funds held in the Separate Accounts in accordance with instructions received from Contract owners; and

      (c) vote shares of Designated Funds held in the Separate Accounts for which no timely instructions have been received from the Company's Contract owners, as well as shares it owns, in the same proportion as shares of the Designated Funds for which instructions have been received from contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Contract owners. The Company reserves the right to vote shares of the Designated Funds held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Separate Accounts calculate voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed and Shared Funding Order, as described in Section 7.1.

4.6 The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders and, in particular, the Trust will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Trust currently intends, comply with Section 16(c) of the 1940 Act (although the Trust is not one of the Trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if an when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of
      Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

4.7 Notwithstanding anything herein to the contrary, the Adviser or its designee shall reimburse the Company for the reasonable costs associated with substituting one or more different portfolios of a registered investment company for one or more Funds where due to the acts of the Trust or the Adviser, the Fund either offers its shares at public sale, ceases to qualify as a regulated investment company under Subchapter M of the Code (or any successor or similar provision), or fails to comply with the diversification requirements of Section 817(h) of the Code (or any successor or similar provision), and as a result the Fund no longer qualifies to serve as a funding vehicle for the Contracts.

                   ARTICLE V. - SALES MATERIAL AND INFORMATION

5.1 The Company will furnish, or will cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust, the Adviser or the Distributor is named. No such material will be used if the Trust or the Distributor objects to its use within ten (10) Business Days following receipt by the Trust or its designee. The Trust or its designee reserves the right to object to the continued use of any such sales literature or other promotional material in which the Trust (or any Designated Fund), the Adviser, any sub-adviser or the Distributor is named, and no such material shall continue to be used by the Company if the Trust or its designee so objects.

5.2 The Company will not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or any Designated Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for shares of the Designated Funds, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Designated Funds, or in sales literature or other material provided by the Trust, the Adviser or the Distributor, except with permission of the Trust, the Adviser or the Distributor. The Trust, the Adviser or the Distributor agree to respond to any request for approval on a prompt and timely basis.

5.3 The Trust, the Adviser or the Distributor, or a designee, will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named or described, prior to its use. No such material will be used until approved by the Company or its designee.

5.4 The Trust, the Adviser or the Distributor will not give any information or make any representations or statements on behalf of the Company or concerning the Company, any Separate Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Separate Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis. The Fund and the Adviser and the Distributor shall comply with all applicable federal and state laws and regulations in connection with any efforts they make, directly, or indirectly, to promote sales of the Fund's shares.

5.5 The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports to stockholders, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or shares of the Designated Funds, within a reasonable time after filing of such document with the SEC or the NASD or contemporaneously with the first use or public availability of such documents.

5.6 The Company will provide to the Trust at least one complete copy of all definitive prospectuses, definitive SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to any Contract or any Separate Account (collectively, "Contract Materials"), contemporaneously with the filing of each such document with the SEC or the NASD (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Trust or any Designated Fund will be provided). In addition, the Company will provide to the Trust at least one complete copy of (i) a registration statement that relates to the Contracts or any Separate Account, containing representative and relevant disclosure concerning the Trust; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Separate Account that refer to or relate to the Trust or any Designated Fund. The Company shall provide to the Trust and the Distributor copies of any complaints received from Contract owners pertaining to the Trust or any Designated Fund.

5.7 For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD Conduct Rules, the 1933 Act or the 1940 Act.

5.8 The Trust, the Adviser and the Distributor hereby consent to the Company's use of their respective names as well as the names of the Designated Funds in connection with marketing the Contracts, subject to the terms of Sections 5.1 or 5.2 of this Agreement. The Trust, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Trust, the Adviser and the Distributor, subject to the Trust's, the Adviser's and/or the Distributor's approval of such use and in accordance with reasonable requirements of the Trust, the Adviser or the Distributor. Such consent will terminate with the termination of this Agreement. The Company agrees and acknowledges that the Trust, the Adviser or the Distributor is the owner of the name, trademark, trade name, service mark and logo and that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Trust, Adviser and/or Distributor.

5.9 The Trust, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Trust, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) and is properly marked as "Not For Use With The Public" or "For Broker-Dealer Use Only" and that such information is only so used.

                     ARTICLE VI. - FEES, COSTS AND EXPENSES

6.1 Each Party shall bear, or cause its agents to bear, the costs associated with its obligations specified in this Agreement, in accordance with Schedule E attached hereto and incorporated herein by reference, as the Parties may mutually agree in writing to amend from time to time ("Schedule E").

6.2 The Fund, Distributor and Adviser shall pay no fee or other compensation to the Company under this Agreement and the Company shall pay no fee or other compensation to the Fund, Distributor or Adviser under this Agreement, although the Parties hereto will bear certain expenses in accordance with this Agreement.

6.3 Each Party shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other Parties for expenses initially paid by one Party but allocated to another Party. In addition, nothing herein shall prevent the Parties hereto from otherwise agreeing to perform and arranging for appropriate compensation for (i) for distribution and shareholder-related services under a plan adopted in accordance with Rule 12b-1 under the 1940 Act and (ii) other services that are not primarily intended to result in the sale of shares of the Designated Funds, which are provided to Contract owners relating to the Designated Funds.

6.4 All expenses incident to performance by the Trust of this Agreement will be paid by the Trust or the Distributor to the extent permitted by law. All shares of the Designated Funds will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Trust, in accordance with applicable state law, prior to sale. The Trust will bear the expenses for the cost of registration and qualification of the Trust's shares, including without limitation, the preparation of and filing with the SEC of Forms N-1A and Rule 24f-2 Notices on behalf of the Trust and payment of all applicable registration or filing fees (if applicable) with respect to shares of the Trust; preparation and filing of the Trust's prospectus, SAI and registration statement, proxy materials and reports; typesetting the Trust's prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Trust prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of shares of the Designated Funds; any expenses permitted to be paid or assumed by the Trust with respect to the Designated Funds pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs regarding the Designated Funds in electronic or typeset format for distribution to existing Contract owners.

6.5 The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contracts' prospectus and SAI; the cost of printing the Trust's prospectus for use in connection with offering the Contracts; the costs of printing and distributing to Contract owners the Trust's prospectus and the Trust's proxy materials and reports; and the cost of printing and distributing such annual individual account statements for Contract owners as are required by state laws.

                 ARTICLE VII. - MIXED AND SHARED FUNDING RELIEF

7.1 The Trust represents and warrants that it has received an order from the SEC granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Designated Funds to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shares Funding Order"). The Parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Order that may be imposed on the Company, the Trust and/or the Adviser by virtue of the receipt of such order by the SEC will: (i) apply only upon the sale of shares of the Designated Fund to a variable life insurance separate account (and then only to the extent required under the 1940 Act); (ii) be incorporated herein by reference; and (iii) such Parties agree to comply with such conditions and undertakings to the extent applicable to each such Party notwithstanding any provision of the agreement to the contrary.

7.2 The Trust represents and warrants that the Trustees will monitor the Trust for the existence of any material irreconcilable conflict among the interests of the Contract owners of all Separate Accounts investing in the Designated Funds. A material irreconcilable conflict may arise for a variety of reasons, including, but not limited to: (1) an action by any state insurance regulatory authority (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Fund are being managed;
      (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Trustees will promptly inform the Company if it determines that a material irreconcilable conflict exists and explain the implications thereof.

7.3 The Company will promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company agrees to assist the Trustees in carrying out their responsibilities under the relevant provisions of the federal securities laws, including the Mixed and Shared Funding Order, Rule 6e-3(T)(b)(15), and the conditions set forth in the Shared Funding Order, by promptly providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to promptly inform the Trustees whenever Contract owner voting instructions are to be disregarded. Such responsibilities will be carried out by the Company with a view only to the interests of its Contract owners.

7.4 If it is determined by a majority of the Trustees constituting the Trust's Board of Trustees, or a majority of the disinterested Trustees of the Board, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Trust or any Designated Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; or (b) establishing a new registered management investment company or managed separate account. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Contract owners.

7.5 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the investment of the affected sub-account of the Separate Account in the Designated Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees of the Trust. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice to the Company that this provision is being implemented. Until the end of such six-month period, the Distributor and the Adviser will, to the extent permitted by law and the Mixed and Shared Funding Order, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

7.6 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the decisions of the majority of other state insurance regulators, then the Company will withdraw the investment of the affected sub-account of the Separate Account in the Designated Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Trust will, to the extent permitted by law and the Mixed and Shared Funding Order, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Designated Funds.

7.7 For purposes of Section 7.4 through 7.7 of this Agreement, a majority of the disinterested Trustees of the Trust will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adversely remedy any material irreconcilable conflict, then the Company will withdraw the investment of the affected sub-account of the Separate Account in the Designated Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination will be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees of the Trust.

7.8 The Company will at least annually submit to the Trustees such reports, materials or data as the Trustees of the Trust may reasonably request so that the Trustees may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Trustees. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be make advisable to the SEC upon request.

7.9 If and to the extent any mixed and shared funding order or any amendment thereto contains terms and conditions different from Article VII of this Agreement, then the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with the mixed and shared funding exemptive order, and this Article VII shall be deemed to incorporate such new terms and conditions, and any term or condition of this Article VII that is inconsistent there with shall be deemed to be succeeded thereby.

7.10 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Order, then: (a) the Trust and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.3, 4.4, 4.5, 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                         ARTICLE VIII. - INDEMNIFICATION

8.1   INDEMNIFICATION BY THE COMPANY

      (a) The Company agrees to indemnify and hold harmless the Trust, the Adviser, the Distributor, and each of the Trust's or the Adviser's or the Distributor's directors, trustees, officers, employees or agents and each person, if any , who controls or is associated with the Trust, the Adviser or the Distributor within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, investigations, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements are related to the sale or acquisition of the Contracts or the purchase or redemption of Fund shares in connection with the Contracts and:

            (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided, that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust, the Adviser, of the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the Designated Funds; or

            (2) arise out of or as a result of wrongful or inaccurate statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust registration statement, prospectus, SAI or sales literature or other promotional material of the Trust, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or shares of the Designated Funds; or

            (3) arise as a result of the Company transmitting orders to the Trust for a given Business Day that were received by the Company after the time the applicable series calculates its net asset value or as a result of the Company's failure to maintain, monitor, or enforce policies and procedures reasonably designed to prevent market timing in a Series; or

            (4) arise out of untrue statement or alleged untrue statement of a material fact contained in the Trust registration statement, prospectus, SAI or sales literature or other promotional material of the Trust (or any amendment or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company or persons under its control; or

            (5) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

            (6) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

            except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

      (b) No Party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such Party's duties and obligations under this Agreement.

      (c) The Indemnified Parties promptly will notify in writing the Company of the commencement of any litigation, proceedings, complaints or litigation by regulatory authorities against them in connection with the issuance or sale of the shares of the Designated Funds or the Contracts or the operation of the Trust.

8.2   INDEMNIFICATION BY THE ADVISER AND DISTRIBUTOR

      (a) The Adviser and Distributor each agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, investigations, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor, which consent shall not be unreasonably withheld) or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) are related to the sale or acquisition of the shares of the Funds or the Contracts and:

            (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Trust or sales literature or other promotional material generated or approved by the Adviser or the Distributor on behalf of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading, in light of the circumstances in which they were made, (i) if such statement or omission was made in reliance upon and accurately derived from written information furnished by the Distributor or (ii) if such Trust Document (other than information contained therein provided by any person other than the Adviser) was prepared by the Distributor; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Distributor or the Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust or in sales literature generated or approved by the Adviser or the Distributor on behalf of the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or shares of the Designated Funds; or

            (2) arise out of or as a result of wrongful or inaccurate statements or representations (other than statements or representations contained in the Contracts or in the Contract or Trust registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Trust, or any amendment or supplement to the foregoing, not supplied by the Adviser or the Distributor or persons under the control of the Adviser or the Distributor respectively) or wrongful conduct of the Adviser or the Distributor or persons under the control of the Adviser or the Distributor respectively, with respect to the sale or distribution of the Contracts or shares of the Designated Funds; or

            (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser or the Distributor or persons under the control of the Adviser or the Distributor; or

            (4) arise as a result of any failure by the Adviser or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

            (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Distributor (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.3 of this Agreement, as described more fully in Section 8.5 below);

            except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.

      (b) No Party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such Party's duties and obligations under this Agreement.

      (c) In no event shall the Adviser or the Distributor be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from the failure by the Company to maintain its segregated asset account(s) under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom) or, subject to compliance by the Designated Funds with the diversification requirements specified in Article III, the failure by the Company to maintain its Contracts (with respect to which any Designated Fund serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

      (d) The Indemnified Parties promptly will notify in writing the Adviser and the Distributor of the commencement of any litigation, proceedings, complaints or litigation by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

8.3   INDEMNIFICATION BY THE TRUST

      (a) The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements, are related to the operations of the Trust and:

            (1) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

            (2) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in
                  Article III, Section 3.3 of this Agreement as described more fully in Section 8.5 below); or

            (3) arise out of or result from the materially incorrect or untimely calculation or reporting of daily net asset value per share of a Designated Fund or dividend or capital gain distribution on shares of a Designated Fund;

      except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Trust otherwise may have.

      (b) No Party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such Party's duties and obligations under this Agreement.

      (c) In no event shall the Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from the failure by the Company to maintain its segregated asset account(s) under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom) or, subject to compliance by the Designated Funds with the diversification requirements specified in Article III, the failure by the Company to maintain its Contracts (with respect to which any Designated Fund serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

      (d) The Indemnified Parties each agree to promptly notify in writing the Trust of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Separate Account(s), or the sale or acquisition of shares of the Trust.

      (e) Company acknowledges and agrees that the obligations of the Trust under this Section 8.3 are to be construed as the obligation individually of each Fund, and under no circumstances shall any right or remedy of Company with respect to indemnification by a Fund be deemed an obligation or responsibility of any other Fund.

8.4   INDEMNIFICATION PROCEDURE

      Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a Party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.4) if such Indemnified Party has failed to notify in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnifying Party in accordance with its obligations under Sections 8.1(c), 8.2(c) or 8.3(d), as applicable, but failure to notify the Indemnifying Party or any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named Parties to any such proceeding (including any impleaded Parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the Parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article
      VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

      With respect to any claim, the Parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, with one another in the defense of any claim. Regardless of which Party defends a particular claim, the defending Party shall give the other Parties written notice of any significant development in the case as soon as practicable,

      If a Party is defending a claim and indemnifying another Party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending Party presents a settlement proposal to the claimant that is accepted by the claimant (subject to acceptance by the indemnified Party), then the defending Party promptly shall provide written notice to the indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending Party desires to enter into the settlement and the indemnified Party fails to consent to such settlement within thirty (30) business days after receipt of such notice (unless such period is extended, in writing, by mutual agreement of such Parties), then the indemnified Party, commencing on the earlier of the date the indemnified Party declined to accept the settlement or the expiration of the thirty (30) day period, shall defend the claim (at the defending Party's expense) and shall relieve the defending Party of any obligation hereunder to indemnify it and hold it harmless for all losses associated with the claim that are in excess of the proposed settlement amount. The defending Party, however, shall remain obligated hereunder to indemnify and hold harmless the indemnified Party for any losses up to and including the amount of the proposed settlement.

      Regardless of which Party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending Party or (ii) would require the non-defending Party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending Party may agree to such settlement only after obtaining the express, written consent of the non-defending Party. If a non-defending Party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of
      Section 7.6 shall not apply.

      The Parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either Party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such Parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the Parties). The prevailing Party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

      A successor by law of the Parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The provisions of this Article VIII shall survive termination of this Agreement.

8.5   INDEMNIFICATION FOR FAILURE TO COMPLY WITH DIVERSIFICATION REQUIREMENTS

      The Trust and the Adviser acknowledge that if a Designated Fund fails (whether intentionally or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement, the Contracts consequently may not be treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effects of Sections 8.2(a) and 8.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Trust, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of any Designated Fund to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Designated Fund (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); reasonable fees and expenses of legal counsel and other advisers of the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) reasonably incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Trust, the Adviser and/or the Distributor under this Agreement.

8.6   INDEMNIFICATION FOR FAILURE TO COMPLY WITH CODE PROVISIONS

      The Company acknowledges that if a Separate Account fails (whether intentionally or in good faith or otherwise) to comply with the Code provisions specified in Article II, Section 2.2 of this Agreement or other Code provisions related to the maintenance of the contracts as variable contracts for federal income tax purposes the failure of the contracts to be treated as variable contracts for federal income tax purposes would have adverse consequences for the Designated Funds serving as funding vehicles for Participating Insurance Companies. Accordingly, without in any way limiting the effects of Sections 8.1(a) hereof and without in any way limiting or restricting any other remedies available to the Trust, the Adviser and the Distributor, the Company will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of any Separate Account to comply with Section 2.2 of this Agreement or Code provisions related to the maintenance of the contracts as variable contracts for federal income tax purposes, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, reasonable fees and expenses of legal counsel and other advisers of the Trust, the Adviser and the Distributor in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Company under this Agreement.

                          ARTICLE IX. - APPLICABLE LAW

9.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware applicable to contracts entirely entered into and performed in Delaware by Delaware residents.

9.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and ruling thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Order) and the terms hereof will be interpreted and construed in accordance therewith. If in the future, the Mixed and Shared Funding Order should no longer be necessary under applicable laws, then Article VII shall no longer apply.

9.3 For purposes of this Agreement, a Party's obligations hereunder to comply with "applicable federal and state laws and regulations" shall be limited to complying with only those federal and state laws and regulations that apply to it.

                            ARTICLE X. - TERMINATION

10.1 This Agreement shall continue in full force and effect until terminated in accordance with the provisions herein. This Agreement will terminate automatically in the event of its assignment, unless made with the prior written consent of each Party, or:

      (a) at the option of any Party, with or without cause, with respect to one, some or all of the Designated Funds, upon ninety (90) days advance written notice to the other Parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the Parties; or

      (b) at the option of the Company, upon written notice to the other Parties, with respect to any Designated Fund if shares of the Designated Fund are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

      (c) at the option of the Company, upon written notice to the other Parties, with respect to any Designated Fund in the event any of the Designated Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

      (d) at the option of the Trust upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of any Separate Account, or the purchase of the Trust shares, provided that the Trust determines in its reasonable judgment that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

      (e) at the option of the Company upon institution of formal proceedings against the Trust, the Adviser or the Distributor by the NASD, the SEC or any state securities or insurance commission or any other regulatory body, provided that the Company determines in its reasonable judgment that any such proceeding would have a material adverse effect on the Trust's, the Adviser's or the Distributor's ability to perform its obligations under this Agreement; or

      (f) at the option of the Company, if the Trust or any Designated Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes that any Designated Fund may fail to so qualify; or

      (g) subject to the Company's compliance with Article II, at the option of the Company, with respect to any Designated Fund, if any Designated Fund fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably believes any Designated Fund may fail to meet such requirements; or

      (h) at the option of any Party to this Agreement, upon another Party's material breach of any provision of this Agreement. The terminating Party shall deliver notice of such breach to all other Parties to this Agreement. The termination shall be effective thirty (30) days after the notice has been received by all such Parties, but only if the breaching Party shall not have cured the breach, in all material respects, by the end of the thirty (30) day period; or

      (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Trust, the Adviser or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company or the Contracts (including the sale thereof); or

      (j) at the option of the Trust, the Adviser or the Distributor, if the Trust, the Adviser or the Distributor respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust, the Adviser or the Distributor, such terminating Party shall notify the Company in writing of such determination and its intent to terminate this Agreement. The Agreement shall terminate 30 days after such notice to the Company; or

      (k) at the option of the Company or the Trust upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in a Separate Account (or any sub-account) to substitute the shares of another investment company for the corresponding Designated Fund's shares in accordance with the terms of the Contracts for which those Designated Fund shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Trust of the date of any proposed vote or other action taken to replace the shares of a Designated Fund or of the filing of any required regulatory approval(s); or

      (l) at the option of the Company or the Trust upon a determination by a majority of the Trust Board, or a majority of the Trust's disinterested Trustees, that a material irreconcilable conflict exists among the interests of: (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Trust as set forth in Article VII of this Agreement; or

      (m) subject to the Trust' compliance with Article III, at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law, or will not be treated as annuity contracts, life insurance policies and/or variable contracts (as applicable) under applicable provisions of the Code, or in the event any representation or warranty of the Company in Section 2.1 is no longer true. Termination will be effective immediately upon such occurrence without notice; or

      (n) termination in the event the Distributor ceases to serve as distributor of a Fund provided the Trust, on behalf of the Fund, shall promptly notify the other Parties of such an event; or

      (o) termination as to a Fund, upon termination of the investment advisory agreement between the Fund and Adviser or its successors unless each other Party to this Agreement specifically approves the selection of a new Fund investment adviser. The terminating Party shall give notice of such termination to all other Parties, and the termination shall be effective as of the date specified in the notice, which shall be not more than thirty (30) days after such notice has been received by all such Parties. The Trust, on behalf of such Fund, shall promptly furnish notice of termination of the Adviser to each other Party to this Agreement; or

      (p) termination by the Company, upon any substitution of the shares of another investment company or series of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least sixty (60) days prior written notice to the Fund and the Adviser of the date of substitution; or

      (q) termination upon mutual written agreement of the Parties to this Agreement.

      10.2  NOTICE REQUIREMENT

      (a) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

      (b) In the event that a Party to this Agreement terminates the Agreement based upon the provisions of Sections 10.1(b)-(h), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the Party terminating the Agreement to the non-terminating Party(ies). The Agreement shall be terminated effective upon receipt of such notice by the non-terminating Party(ies).

      (c) In the event that a Party to this Agreement terminates the Agreement based upon the provisions of Sections 10.1(i) or (j), prior written notice of the election to terminate this Agreement for cause shall be furnished by the Party terminating the Agreement to the non-terminating Party(ies). Such prior written notice shall be given by the Party terminating this Agreement to the non-terminating Party(ies) at least sixty (60) days before the effective date of termination.

10.3  EFFECT OF TERMINATION

      Notwithstanding any termination of this Agreement, the Trust and the Distributor will, at the option of the Company, continue to make available additional shares of the Designated Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Distributor requests that the Company seek an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Funds. The Distributor and the Company each will be responsible for one-half of the cost of seeking such order and the Company agrees that it will cooperate with the Distributor and seek such an order upon request. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Funds (as in effect on such date), redeem investments in the Designated Funds and/or invest in the Designated Funds upon the making of additional purchase payments under the Existing Contracts. The Parties agree that this Section
      10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement. The Parties further agree that this Section 10.3 will not apply to any termination under 10.1(m) of this Agreement.

10.4  SURVIVING PROVISIONS

      Notwithstanding any termination of this Agreement, each Party's obligations under Article VIII to indemnify other Parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                             ARTICLE XI. -- NOTICES

Any notice will be deemed duly given when sent by registered or certified mail, return receipt requested, to the other Party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Parties. All notices will be deemed given three (3) business days after the date received or rejected by the address:

      If to the Company:

      New York Life Insurance and Annuity Corporation
      51 Madison Avenue
      New York, New York 10010

      Attn: Robert J. Hebron, Senior Vice President, with a copy to the Office of the General Counsel/Variable Product Attorney

      If to the Trust:

      Delaware VIP Trust
      1818 Market Street
      Philadelphia, PA  19103
      Attn:  General Counsel

      If to the Adviser:

      Delaware Management Company
      One Commerce Square
      Philadelphia, PA  19104
      Attn:  General Counsel

      If to the Distributor:

      Delaware Distributors, L.P.
      1818 Market Street
      Philadelphia, PA  19103
      Attn:  General Counsel

                          ARTICLE XII. -- MISCELLANEOUS

12.1 All persons dealing with the Trust must look solely to the property of the Trust or, in the event of a claim relating to a particular Designated Fund, the relevant Designated Fund for the enforcement of any claims against the Trust or the Designated Fund, as the case may be, as neither the trustees, officers, agents or shareholders assume any personal liability solely as a result of their capacities as such, for obligations entered into on behalf of the Trust or any Designated Funds. It is also understood that each Fund shall be deemed to be entering into a separate Agreement with Company so that it is as if each of Fund had signed a separate Agreement with Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

12.2 The Trust, the Adviser and the Distributor each acknowledges that the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 12.2), information maintained regarding Protected Parties, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Trust, the Adviser and the Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Trust, the Adviser or the Distributor from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Trust, the Adviser and the Distributor, the Trust, the Adviser and the Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. Subject to the requirements of legal process and regulatory authority, each Party hereto in particular shall treat as confidential any "non-public personal information" about any "consumer" of any Party as such terms are defined in the SEC's Regulation S-P and shall not disclose or use such information without the express consent of such Party. Such consent shall specify the purposes for which information may be disclosed or used, which disclosure or use shall be consistent with Regulation S-P. The Trust and the Adviser each acknowledges that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. This Section 12.2 shall survive the expiration or termination of this Agreement.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.5 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.6 This Agreement will not be assigned by any Party hereto, without the prior written consent of all of the Parties.

12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal law.

12.8 The Parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

12.9 Each Party to this Agreement will cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.10 Each Party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such Party and when so executed and delivered this Agreement will be the valid and binding obligation of such Party enforceable in accordance with its terms.

12.11 This Agreement may be amended by written instrument signed by all Parties to the Agreement. Notwithstanding the above, the Parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds of the Trust or other applicable terms of this Agreement.

      IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                        NEW YORK LIFE INSURANCE AND
                                        ANNUITY CORPORATION

                                        By:___________________________________
                                        Name:  Robert J. Hebron
                                        Title: Senior Vice President

                                        DELAWARE VIP TRUST

                                        By:___________________________________
                                        Name:  Patrick P. Coyne
                                        Title: President

                                        DELAWARE MANAGEMENT COMPANY

                                        By:___________________________________
                                        Name:  Douglas L. Anderson
                                        Title: Senior Vice President

                                        DELAWARE DISTRIBUTORS, L.P.

                                        By:___________________________________
                                        Name:  Jeffrey M. Kellogg
                                        Title: Senior Vice President

                            PARTICIPATION AGREEMENT

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of New York Life Insurance and Annuity Corporation are permitted in accordance with the provisions of the Participation Agreement to invest in the Designated Funds of the Delaware VIP Trust shown in Schedule B.

NAME OF SEPARATE ACCOUNT:
NYLIAC Corporate Sponsored Variable Universal Life Separate Account - I May 24, 1996

CONTRACT(S):
Corporate Executive Series Variable Universal Life
Policy #300-40 and #301-43

NAME OF SEPARATE ACCOUNT:

CONTRACT(S):

NAME OF SEPARATE ACCOUNT:

CONTRACT(S):

Date:___________________

                             PARTICIPATION AGREEMENT

                                   SCHEDULE B

In accordance with the provisions of the Participation Agreement, the Separate Account(s) shown on Schedule A may invest in the following Funds of the Trust:

Delaware VIP International Value Equity Series -- Standard Class

Date:___________________

                             PARTICIPATION AGREEMENT

                                   SCHEDULE C

                             PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Delaware VIP Trust (the "Trust") under the Participation Agreement (the "Agreement"). The defined terms herein shall have the meanings assigned in the Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Trust as early as possible before the date set by the Trust for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Trust will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run," or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

      NOTE: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Trust, as soon as possible, but no later than two weeks after the Record Date.

3. The Trust's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Trust will provide the last Annual Report to the Company pursuant to the terms of Section 6.2 of the Agreement.

4. The text and format for the Voting Instruction Cards ("Cards" or Card") is provided to the Company by the Trust. The Company, at its expense, shall produce and personalize the Voting Instructions Cards. The Trust or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

      -     name (legal name as found on account registration)

      -     address

      -     Trust or account number

      -     coding to state number of units

Date:___________________

      - individual Card number for use in tracking and verification of votes (already on Cards as printed by the Trust).

      (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Trust will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

      -     Voting Instruction Card(s)

      -     one proxy notice and statement (one document)

      - return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

      - "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Trust.)

      - cover letter - optional, supplied by Company and reviewed and approved in advance by the Trust

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Trust.

7.    Package mailed by the Company.
      * The Trust must allow at least 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no or mixed replies, and to begin data entry.

9. Signature on Card checked against legal name on account registration which was printed on the Card. NOTE: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g., mutilated, illegible) or the procedure are "hand verified," i.e., examined as to whether they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Trust receives the tabulations stated in terms of a percentage and the number of SHARES.) The Trust must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the Company to the Trust on the morning of the meeting not later than 10:00 a.m. Eastern time. The Trust may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Trust will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Trust will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

                             PARTICIPATION AGREEMENT

                                   SCHEDULE D

                    PURCHASE AND REDEMPTION ORDER PROCEDURES

The following is a list of procedures and corresponding responsibilities for the processing of purchase and redemption orders relating to the Delaware VIP Trust (the "Trust") under the Participation Agreement (the "Agreement"). The defined terms herein shall have the meanings assigned in the Agreement except that the term "Company" shall also include the department assigned by the Company to perform the steps delineated below.

1. The Company shall transmit any purchase or redemption order to the Trust or its designated affiliate electronically by an automated file in FTP format in the applicable DST layout format.

2. The Company will place purchase and redemption orders manually by 8:30 a.m. Eastern Time until such time that the Trust directs the Company to place orders electronically in FTP format. When the Trust converts to FTP format, the purchase or redemption orders must be received no later than the times specified in Sections 1.1 and 1.3 of the Agreement.

3. The Trust or its designated affiliate shall send confirmations of the purchase and redemption orders to the Company on the Business Day that the purchase or redemption order is deemed to be received pursuant to Sections
      1.1 or 1.3 of the Agreement.

4. The Company shall submit any corrections to the purchase or redemption order to the Trust or its designated affiliate on the same Business Day that the purchase or redemption order is deemed to be received pursuant to the Sections 1.1 or 1.3 of the Agreement or as soon thereafter as an error is discovered.

                             PARTICIPATION AGREEMENT

                                   SCHEDULE E

                                 COST ALLOCATION

                     The COMPANY                                      The TRUST or its Agent (as appropriate)
Preparing and filing the Separate Account registration          Preparing and filing the Trust registration statement.
statements.

Text composition and alterations for the Separate Account       Text composition and alterations for the Trust
prospectuses, SAIs and any supplements thereto.                 prospectuses, SAIs and any supplements thereto, including
                                                                versions of these documents to accommodate various
                                                                combinations of Funds offered under Separate Account
                                                                prospectuses.

Printing of the Trust prospectuses, SAIs and supplements        Supplying typeset, camera and/or web-ready Trust
thereto for prospective Contract owners.  Printing Separate     prospectuses, SAIs and supplements.  Printing of the
Account prospectuses, SAIs and supplements thereto.             Trust prospectuses, SAIs and supplements thereto for
                                                                existing Contract owners that invest in the Trust.
                                                                Documented and reasonable additional printing costs
                                                                incurred by the Company that are directly the result of
                                                                the Trust's failure to timely provide the Trust
                                                                prospectus as required by Section 4.1 of this Agreement.

Mailing and distributing the Trust prospectuses, SAIs and       All or the Trust's pro-rata portion (if combined with
supplements thereto to prospective Contract owners.             documents of other funds) of mailing and distributing the
Mailing and distributing Separate Account prospectuses,         Trust prospectuses, SAIs and supplements thereto to
SAIs and supplements to prospective and existing Contract       existing Contract owners that invest in the Trust.  (SAIs
owners.  (SAIs are distributed only upon request of the         are distributed only upon request of the Contract owner.)
Contract owner.)

Text composition and alterations of the Separate Account        Text composition and alterations of the Trust proxy
portion of the annual and semi-annual reports.                  statements and voting instructions solicitation materials
                                                                to Contract owners with respect to proxies related to the
                                                                Trust, annual and semi-annual reports for the Trust and
                                                                other communications to shareholders that invest in the
                                                                Trust.

Printing, mailing and distributing annual and semi-annual       Supplying typeset, camera and/or web-ready Trust proxy
reports for prospective Contract owners.                        statements and voting instructions solicitation
                                                                materials, annual and semi-annual reports and other
                                                                communications to shareholders.  Printing costs for
                                                                copies of such materials distributed to Contract owners
                                                                that invest in the Trust.

Text composition, alterations, printing, mailing and            All or the Trust's pro-rata portion (if combined with
distributing ,and tabulation of proxy statements and voting     documents of other funds) of mailing and distributing
instruction solicitation materials to Contract owners with      annual and semi-annual reports for the Trust to existing
respect to proxies related to the Separate Account(s).          Contract owners that invest in the Trust.

                     The COMPANY                                      The TRUST or its Agent (as appropriate)
Preparation, printing and distributing sales material and       Mailing and distributing and tabulation of proxy
advertising related to the Trust and contained in Separate      statements and voting instruction solicitation materials
Account advertising and sales materials; and filing such        to Contract owners with respect to proxies related to the
materials with and obtaining approval from, the SEC, the        Trust.
National Association of Securities Dealers, Inc., any state
insurance regulatory authority and any other appropriate
regulatory authority, to the extent required.